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                                                                 EXHIBIT 10.15


                            NONCOMPETITION AGREEMENT


          This NONCOMPETITION AGREEMENT (this "AGREEMENT") is entered into as of May 10, 1996 by and between Michael A. Ward ("EXECUTIVE") and Ramco-Gershenson Properties Trust, formerly known as RPS Realty Trust, a Massachusetts business trust (the "TRUST").

                               R E C I T A L S :

          A. On the date hereof, the Company (as defined below) and Ramco-Gershenson, Inc. and its affiliates (collectively "RAMCO") have consummated a transaction (the "RAMCO TRANSACTION") pursuant to which the Company and Ramco have contributed cash and properties to Ramco-Gershenson Properties, L.P., a Delaware limited partnership.

          B. It was a condition to the consummation of the Ramco Transaction that the Trust and Executive enter into an agreement restricting the activities of Executive that would eliminate potential conflicts of interest that may arise in the future and would otherwise protect the Company's legitimate business interests.

          Accordingly, the parties hereto hereby agree as follows:

          1. Definitions. Capitalized terms used herein shall have the meanings set forth below:

          "AFFILIATE" means (i) any entity directly or indirectly controlling (including without limitation an entity for which Executive serves as an officer, director, employee, consultant or other agent), controlled by, or under common control with Executive, and (ii) each other entity in which Executive, directly or indirectly, owns any controlling interest or of which Executive serves as a general partner.

          "AGREEMENT" shall have the meaning set forth in the heading of this Agreement.

          "COMPANY" means (i) Ramco-Gershenson Properties Trust, formerly known as RPS Realty Trust, (ii) Ramco-Gershenson, Inc., a Michigan corporation, (iii) any corporation, partnership or other business entity that is, directly or indirectly, controlled by or under common control with Ramco-Gershenson Properties Trust and (iv) their respective successors.

          "COMPANY PROJECT" means any properties, development land and development out parcels that the Company owns, operates or manages as of the date of Executive's termination of employment with the Company or that the Company has in any manner taken steps to acquire, develop, construct, operate, manage or lease (including without limitation making market surveys of a site, talking to the owner or his agent concerning the purchase or joint venture of a site, optioning or contracting to buy a site or discussions with the owner or his agent regarding managing or leasing

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a property) during the twelve (12) month period immediately preceding
Executive's termination of employment with the Company.

          "COVENANT PERIOD" means the period commencing on the Effective Date and ending on the later of the following:

          (i) the date Executive is no longer an officer or trustee of the Company and

          (ii) three (3) years following the Effective Date;

provided, that if at any time during Covenant Period Executive becomes Chairman, Vice Chairman, President or Chief Executive Officer of the Company (or holds any other office in the Company that is vested with powers and duties substantially similar to those powers and duties typically vested by corporations or business trusts in the office of Chairman and President, the Covenant Period shall expire on the later of the following:

          (x) one year after the date Executive is no longer an officer or trustee of the Company and

          (y)  four years following the Effective Date.

          "EFFECTIVE DATE" means the date of the closing of the Ramco
Transaction.

          "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement dated the date hereof between the Trust and Executive.


          "EXECUTIVE" shall have the meaning set forth in the heading of this Agreement.

          "OPERATING PARTNERSHIP" shall have the meaning set forth in Recital A.

          "RAMCO" shall have the meaning set forth in Recital A.

          "RAMCO TRANSACTION" shall have the meaning set forth in RecitalEA.

          "PROPERTY" means any real property on which shopping center or retail use (or any combination of the foregoing) development has been constructed or is now or hereafter proposed to be constructed or any other type of real property which hereafter the Company may acquire, develop, own, construct, manage or may disclose or authorize any intention, plan or arrangement to acquire, develop, own, construct or manage.




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          2.   Executive's Obligations While Employed by the Company.

               (a) Sole Employment. Subject to the provisions of paragraph 2(b) below, Executive agrees to devote substantially his full time during the customary business hours of the Company and give his best efforts to the business of the Company and, during the period of his employment by the Company, Executive shall not engage in any manner, whether as an officer, employee, owner, partner, stockholder, trustee, director, consultant or otherwise, directly or indirectly, in any business other than on behalf of the Company without the prior written approval of the Board of Trustees of the Company, and Executive shall not accept any other employment whatsoever from any other person, firm, corporation or entity.

               (b) Exceptions. Notwithstanding the provisions of paragraph 2(a) above and of paragraph 3, Executive may during the term of his employment by the Company and at any time thereafter (i) acquire an interest in any corporation, partnership, venture or other business entity so long as (A) any such interest is a passive investment of Executive, provided such interest does not represent a direct or indirect interest in any Property, (B) such interest does not afford Executive the power to influence in any material fashion the decision making processes of the entity in which such interest is held and (C) Executive is not the sponsor, promoter or similar initiator of such entity, (ii) continue (W) to serve as a general or limited partner of each of the partnerships which own the Properties identified on Schedule 1, attached hereto and incorporated by this reference, as an officer, director and shareholder of each of the corporations identified on such Schedule 1, and as a beneficiary of the estate properties listed on ScheduleE1, (X) to discharge Executive's fiduciary and contractual duties and obligations with respect thereto, even though such limited partnerships and corporations (or any partnership of which any such limited partnership or corporation is a general or limited partner) may directly compete with the Company, (Y) to serve on not more than three (3) Boards of Directors of publicly traded entities and (Z) to serve on the Board of Directors of any charitable institution, and (iii) continue to engage in Executive's existing video arcade and fast food businesses, as those businesses may be expanded in the ordinary course.

          3. Executive's Obligations Following Termination of Employment with the Company.

               (a) Anti-Pirating of Employees. During the Covenant Period, Executive agrees not to hire, directly or indirectly, or entice or participate in any efforts to entice to leave the Company's employ, any person who was or is a "key employee" (as hereinafter defined) of the Company at any time during the twelve (12) month period immediately preceding the termination date of Executive's employment with the Company. For purposes of this Agreement, "key employee" means an employee who has an annualized rate of base salary equaling or exceeding sixty thousand dollars ($60,000).

               (b) Anti-Pirating of Company Projects. During the Covenant Period, Executive agrees not to, directly or indirectly, own, manage, join or control, or participate in the ownership, operation or control of, or be an officer of, director, employee or owner of, or a consultant to, or


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otherwise authorize the use of his name by, or be connected in any manner with, any business, firm or corporation which engages or attempts to engage, directly or indirectly, in the acquisition, development, construction, operation, management or leasing of any Company Project, other than on behalf of the Company.

               (c) Noncompetition. During the Covenant Period, Executive agrees not to, directly or indirectly, own, manage, join or control, or participate in the ownership, operation or control of, or be an officer, director, employee or owner of, or a consultant to, or otherwise authorize the use of his name by, or be connected in any manner with, any business, firm or corporation which at the time or at any time during the Covenant Period is involved in the acquisition, development, construction, operation, management or leasing of any Property within a 200 mile radius of any Company Project that existed at any time during the twelve (12) month period immediately preceding the termination date of Executive's employment with the Company.

               (d) Trade Secrets and Confidential Information. Executive hereby agrees that he will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose any Trade Secret (as hereinafter defined), that Executive may have acquired during the term of his employment by the Company for so long as such information remains a Trade Secret. The term "Trade Secret" as used in this Agreement shall mean information including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which:

               derives economic value, actual or
               potential from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and is the subject of reasonable efforts by the Company to maintain its secrecy.

               In addition to the foregoing and not in limitation thereof, Executive agrees that during the period of his employment by the Company and the Covenant Period, he will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, any Confidential or Proprietary Information (as hereinafter defined), that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such Information) during the term of, in the course of or as a result of his employment by the Company and Ramco. The term "Confidential or Proprietary Information" as used in this Agreement means any secret, confidential or proprietary information of the Company and Ramco not otherwise included in the definition of "Trade Secret" above. The term "Confidential and Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.



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               (e)  Exceptions.  Notwithstanding any provision of paragraph 3(c)
to the contrary, Executive shall not be restricted at any time after his termination of employment with the Company from engaging in any activities for which Executive would not be restricted from performing during the term of his employment with the Company as set forth in paragraph 2(b) above.

          4. Reasonable and Necessary Restrictions. Executive acknowledges that the restrictions, prohibitions and other provisions hereof, including without limitation the 200-mile radius set forth in paragraph 3(c) and the Covenant Period, are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Company, and are a material inducement to the Company to enter into the Ramco Transaction. Executive hereby waives, and covenants not to assert in any action or proceeding relating to this Agreement, any claim or defense that there exists an adequate remedy at law for breach of this Agreement.

          5. Restrictions In Addition to Employment Agreement. Executive acknowledges that the restrictions, prohibitions and other provisions hereof shall be in addition to and not in substitution of the restrictions, prohibitions and other provisions of the Employment Agreement, as such agreement shall be amended and supplemented from time to time.

          6. Specific Performance. Executive acknowledges that the obligations undertaken by him pursuant to this Agreement are unique and that the Company likely will have no adequate remedy at law if Executive shall fail to perform any of his obligations hereunder, and Executive therefore confirms that the Company's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Executive, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of Michigan for this purpose.

          7. Operations of Affiliates. Executive agrees that he will refrain from (i) authorizing any Affiliate to perform or (ii) assisting in any manner any Affiliate in performing any activities that would be prohibited by the terms of this Agreement if they were performed by Executive. Notwithstanding anything to the contrary contained in this paragraph 7 (or in any other paragraph of this Agreement), Executive shall not be required by the terms of this Agreement to violate any fiduciary or contractual duty he owes as a director or officer of a corporation, as a partner of a partnership or as a trustee of a trust, which position he holds not in violation of this Agreement or the Employment Agreement.

          8.   Miscellaneous Provisions.

               (a) Binding Effect. Subject to any provisions hereof restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind



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and inure to the benefit of the respective successors, assigns, heirs, and personal representatives. None of the parties hereto may assign any of its rights under this Agreement or attempt to have any other person or entity assume any of its obligations hereunder.

               (b) Severability. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

               (c) Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without reference to its rules as to conflicts or choice of laws.

               (d) Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

               (e) Headings. Paragraph and subparagraph headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

               (f) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

               (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

               (h) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

               (i) Notices. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be no later than the next business day if sent by overnight courier or after five business days if sent by mail. Notice to the Company shall be made at 27600 Northwestern Highway, Suite 200, Southhold, Michigan 48034; Attn: Chairman. Notice to Executive shall be made at the address set forth on the books of the Company.




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     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.


                             RAMCO-GERSHENSON PROPERTIES TRUST


                             By: /s/ Dennis Gershenson
                                --------------------------------
                                Name: Dennis Gershenson
                                Title: Chief Executive Officer



                             /s/ Michael A. Ward
                             -------------------------------------------
                             Michael A. Ward




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                                   Schedule 1

River's Edge Office Building                   Saginaw, Michigan
Summit Complex (Summit Place, Summit           Sterling Heights, Michigan
Crossing, Summit North)                        Sandusky, Ohio
Livonia Towne Square                           Toledo, Ohio
Bay Towne Plaza
Builders Square (vacant)
Park Place Shopping Center
North Towne Commons


Estate Properties

Land Contracts

Southfield Properties - GGJ Associates
Melvindale Plaza
Gershenson-Wittbold Mt. Clemens
Nine Mile & Harper
Southfield Properties - Plymouth/
Southfield
Southfield Properties - Van Born
Southfield Properties - Ypsilanti

Partnership Interest in Sale/Leaseback
Assets

Southfield Properties - Southgate
Southfield Properties - Westland

Partnership Interest in Real Estate Owned in Fee

Southfield Properties - Cedar/Jolly
Maple & Livernois Plaza
G & R Development
G & S Realty Company
Southfield Properties - Lansing Mart
Gershenson-Wittbold Louisville
Michigan Mart Associates
Southfield, Michigan
Waterford, Michigan
Livonia, Michigan